UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 28, 2010

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On July 29, 2010, DPL Inc. (the “Company”) issued a press release announcing its earnings for the second quarter of 2010 and reaffirming its 2010 earnings guidance.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On July 30, 2010, at 9:00 a.m. Eastern Time, the Company is scheduled to hold a webcast conference call to review second quarter 2010 financial results, discuss recent Company events and review its 2010 earnings guidance and other projections.  A copy of the presentation slides to be used during the webcast conference call on July 30, 2010, is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01               Other Events.

On July 28, 2010, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly dividend of $0.3025 per common share, payable September 1, 2010, to common shareholders of record as of August 16, 2010.  A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, July 29, 2010.

99.2	Presentation slides to be used during webcast conference call on July 30, 2010.

99.3	Press Release, July 28, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.
Date: July 29, 2010
/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President, General Counsel and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release, July 29, 2010.	E

99.2	Presentation slides to be used during webcast conference call on July 30, 2010.	E

99.3	Press Release, July 28, 2010.	E